                                                                     EXHIBIT 4.3


                             DECLARATION OF TRUST

                                      OF

                       CENTRAL FIDELITY CAPITAL TRUST I


     This DECLARATION OF TRUST, dated as of April 2, 1997, between Central Fidelity Banks, Inc., a Virginia corporation, as "Depositor" and Charles W. Tysinger, John T. Percy, Jr. and William N. Stoyko as "Administrative Trustees" and The Bank of New York (Delaware) as "Delaware Trustee" (the Delaware Trustee and the Administrative Trustees together, the "Trustees"). The Depositor and the Trustee hereby agree as follows:

     1. The trust created hereby shall be known as Central Fidelity Capital Trust I, in which name the Trustee, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Administrative Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the "Business Trust
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Act"), and that this document constitute the governing instrument of the Trust.
The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Depositor and the Trustees shall enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee (or Trustees, as may be applicable) shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor and the Administrative Trustees hereby authorize the Depositor, as the sponsor of the Trust and at its sole discretion, (i) to take
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such actions as each may deem necessary or appropriate, including the preparation of a final offering memorandum, to make the Capital Securities eligible to be offered pursuant to Rule 144A under the Securities Act of 1933, as amended; (ii) to file with any exchange or trading facility located in the
             --
United States of America or abroad (each, an "Exchange") and execute on behalf of the Trust a registration or listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be registered or listed on any Exchange or trading facility; (iii) to file and execute on
                                                ---
behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute on behalf of the Trust such Purchase Agreements with
            --
one or more underwriters relating to the offering of the Capital Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable; (v) to
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execute on behalf of the Trust an application to the Depository Trust Company
("DTC") and any other documents that may be necessary to have the Capital Securities held in global form for the benefit of DTC participants; and (vi) to
                                                                         --
take or cause to be taken any and all acts that the Depositor, in its sole discretion, may deem necessary or advisable to carry out the purpose of the Trust. In the event that any filing referred to in clauses (ii) and (iii) above is required, by the rules and regulations of any trading facility or Exchange, state securities or Blue Sky laws, or any applicable federal or state laws or regulations, to be executed on behalf of the Trust by a Trustee, any Administrative Trustee is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

     5.  This Declaration of Trust may be executed in one or more counterparts.

     6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, the Delaware Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the


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

State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustee may resign upon thirty days' prior notice to the Depositor provided, however, such notice shall not be
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required if it is waived by the Depositor.

     7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


                    [Remainder of Page Intentionally Blank]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                    CENTRAL FIDELITY BANKS, INC.,
                                    as Depositor



                                    By: /s/ William N. Stoyko
                                        -----------------------
                                        Name: William N. Stoyko
                                        Title:  Corporate
                                                Executive Vice
                                                President


                                    THE BANK OF NEW YORK
                                        (DELAWARE),
                                    as Delaware Trustee


                                    By: /s/ Frederick Clark
                                        -----------------------
                                        Name: Frederick Clark
                                        Title:  Authorized
                                                Signatory



                                        /s/ Charles W. Tysinger
                                        -----------------------
                                        Charles W. Tysinger,
                                         as Administrative
                                              Trustee



                                        /s/ John T. Percy, Jr.
                                        ----------------------
                                        John T. Percy, Jr.,
                                         as Administrative
                                              Trustee



                                        /s/ William N. Stoyko
                                        ----------------------
                                        William N. Stoyko,
                                        as Administrative
                                              Trustee


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